Exhibit 99.1

Press Release
Contact:
David W. Wehlmann
Executive Vice President & Chief Financial Officer

AMEX SYMBOL:  GW

FOR IMMEDIATE RELEASE: HOUSTON, TEXAS — APRIL 27, 2005, GREY WOLF, INC. ANNOUNCES OPERATING RESULTS FOR THE QUARTER ENDED MARCH 31, 2005

Houston, Texas, April 27, 2005 — Grey Wolf, Inc. (“Grey Wolf” or the “Company”) (AMEX-GW), reported net income of $23.0 million, or $0.10 per share on a diluted basis, for the three months ended March 31, 2005 compared with a loss of $6.4 million, or $0.04 per share on a diluted basis, for the first quarter of 2004. Net income for the fourth quarter of 2004 was $10.5 million or $.05 per share on a diluted basis. Revenues for the first quarter of 2005 were $150.0 million compared with revenues for the first quarter of 2004 of $75.2 million.

“Grey Wolf produced outstanding results for the first quarter of 2005 as sustained strength in commodity prices supported increasing U.S. land drilling activity and dayrates,” commented Tom Richards, Chairman, President and Chief Executive Officer. “Revenues nearly doubled year-over-year with a record increase in quarter-to-quarter EBITDA per day for daywork as well as record turnkey results. Due to the efforts of our employees to leverage today’s excellent market conditions, Grey Wolf achieved a five fold increase in its total EBITDA on a 48% increase in total rig days worked for the first quarter of 2005 versus 2004.”

The Company reported daywork earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) per day of $5,510 in the first quarter of this year, an increase of $2,100 over the fourth quarter of 2004. On turnkey work, the Company generated $9.6 million of EBITDA, the largest quarterly total in its history, which was an increase of $4.1 million over the fourth quarter of 2004.

The average number of Grey Wolf rigs working in the first quarter of 2005 was 98. This compares with an average 65 rigs working during the first quarter of 2004 and reflects quarter-to-quarter increases in the number of rigs working across all Grey Wolf divisions, including a 41% increase in average rigs working in the Gulf Coast division.

“With favorable market conditions, we continue to redeploy cold-stacked rigs, bringing our total marketed fleet today to 104,” noted Richards. “In a tighter market for quality rigs, Grey Wolf is entering into term contracts at attractive rates. We recently added a rig in the Ark-La-Tex market under a one-year term contract, and we expect to bring out four additional cold-stacked rigs and one inventory rig under term contracts by the end of the third quarter of this year.”

GREY WOLF, INC.
10370 Richmond Avenue — Suite 600 — Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — APRIL 27, 2005

“Our dayrates rose an average of $1,800 per day across rigs and regions during the first quarter of 2005, while leading edge bid rates now range from $13,400 to $18,000 per day without fuel or top drives,” Richards added. “Looking at the balance of 2005, the fundamentals support solid rig activity and dayrates that will be favorable for U.S. land drillers.”

Grey Wolf has 33 rigs currently working under term contracts and 11 more rigs are scheduled to go to work under term contracts by the end of the third quarter. These contracts range from six months to two years in duration. The Company has approximately 9,900 days contracted for the remainder of 2005 and 3,800 days committed under term contracts in 2006.

In addition to its 104 marketed rigs, Grey Wolf’s fleet includes eight cold-stacked rigs and 15 inventory rigs available for refurbishment and reactivation as demand dictates. Refurbishment of two cold-stacked rigs is underway with average capital expenditures estimated to be $2.1 million per rig. The rigs are projected to go to work in June 2005. Grey Wolf also is upgrading two cold-stacked rigs and one inventory rig from mechanical to diesel electric SCR and expects average capital expenditures of $6.4 million per rig. These three rigs will be working by mid-to- late third quarter of this year. All five rigs being refurbished will go to work under term contracts expected to recover substantially all of the incremental capital expended in their redeployment.

Capital expenditures were $24.8 million in the first quarter of 2005. Based upon the current refurbishment plans, capital expenditures for 2005 are currently projected to be $95.0 million to $105.0 million. This projection is subject to the actual level of rig activity and the ultimate number of rigs returned to service during 2005.

EBITDA for the first quarter of 2005 totaled $53.6 million, up from $32.7 million the previous quarter and $9.7 million for the first quarter of 2004. On a per-rig-day basis, EBITDA was $6,071 for the first quarter of 2005, $3,725 for the fourth quarter of 2004 and $1,631 for the first quarter of 2004. Daywork EBITDA per day was $5,510 for the first quarter of 2005, and turnkey EBITDA per day was a record $11,433. The Company averaged nine rigs working under turnkey contracts in the first quarter of 2005 or a total of 9.5% of the days worked in the quarter.

The Company has estimated results for the second quarter of 2005 based on currently anticipated levels of activity and dayrates. During the second quarter of 2005, the Company expects to average 101 rigs working and to generate EBITDA of approximately $57.3 million. The Company expects depreciation expense of approximately $14.7 million and interest expense of approximately $2.8 million in the second quarter of 2005. Net income per share is expected to be approximately $0.11 on a diluted basis, using a tax rate of approximately 37% based upon the expected level of net income.

GREY WOLF, INC.
10370 Richmond Avenue — Suite 600 — Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — APRIL 27, 2005

Grey Wolf has scheduled a conference call April 28, 2005 at 9:00 a.m. CT to discuss first quarter 2005 results. The call will be web cast live on the Internet through the Investor Relations page on the Company’s website at:

http://www.gwdrilling.com

To participate by telephone, call (800) 670-3545 domestically or (212) 341-7080 internationally ten to fifteen minutes prior to the starting time. The reservation number is 21242489. A replay of the conference call will be available by telephone from 11:00 a.m. CT on April 28, 2005 until 11:00 a.m. CT on April 30, 2005. The telephone number for the replay of the call is (800) 633-8284 domestically or (402) 977-9140 internationally and the access code is 21242489. The call will be available for replay through the Grey Wolf website for approximately two weeks after its conclusion.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding demand for the Company’s services, spending by customers, the availability of term contracts, second quarter 2005 rig activity, dayrates and financial results, projected net income per share, projected EBITDA, projected tax rate, projected interest expense, expected rig refurbishment schedule, the sufficiency of our capital resources and liquidity, depreciation and capital expenditures in 2005. These forward-looking statements are subject to a number of important factors, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, changes in interest rates, unexpected costs under turnkey drilling contracts, weather conditions and the overall level of drilling activity in our market areas. Please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005 for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.

Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of turnkey and contract oil and gas land drilling services in the best natural gas producing regions in the United States with a total drilling rig fleet of 127.

GREY WOLF, INC.
10370 Richmond Avenue — Suite 600 — Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — APRIL 27, 2005

	Three Months Ended
	March 31,
	2005	2004
	(Unaudited)
Revenues	$149,992	$75,200
Costs and expenses:
Drilling operations	92,935	62,537
Depreciation and amortization	14,302	12,972
General and administrative	3,922	3,140
(Gain) loss on the sale of assets	(18)	(11)

Total costs and expenses	111,141	78,638

Operating income (loss)	38,851	(3,438)
Other income (expense):
Interest income	432	166
Interest expense	(2,599)	(6,166)

Other income (expense), net	(2,167)	(6,000)

Net income (loss) before income taxes	36,684	(9,438)
Income taxes expense (benefit):
Current	1,172	—
Deferred	12,468	(3,007)

Total income tax expense (benefit)	13,640	(3,007)

Net income (loss) applicable to common shares	$23,044	$(6,431)

Net income (loss) per common share: (1)
Basic	$0.12	$(0.04)

Diluted	$0.10	$(0.04)

Weighted average common shares outstanding:
Basic	190,273	181,456

Diluted	234,344	181,456

	Three Months Ended March 31,
	2005	2004
Number of Marketed Rigs (2)	103	84
Average Rigs Working:
Ark-La-Tex	20	16
Gulf Coast	24	17
South Texas	29	23
Rocky Mountain	14	3
Mexico	1	—
West Texas	10	6

Total Average Rigs Working (2)	98	65

(1) Please see “Computation of Earnings Per Share” included in this release.
(2) For the week ending April 21, 2005, the Company averaged 101 rigs working.

GREY WOLF, INC.
10370 Richmond Avenue — Suite 600 — Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — APRIL 27, 2005

Operating data comparison for the three months ended March 31, 2005 and 2004.

	Three Months Ended			Three Months Ended
	March 31, 2005			March 31, 2004
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)
Rig days worked	7,990	836	8,826	5,042	904	5,946

Contract drilling revenue	$113,624	$36,368	$149,992	$50,634	$24,566	$75,200
Drilling operating expenses	66,446	26,489	92,935	42,072	20,465	62,537
General and administrative expenses	3,562	360	3,922	2,758	382	3,140
Interest income	(395)	(37)	(432)	(141)	(25)	(166)
(Gain) loss on sale of assets	(16)	(2)	(18)	(9)	(2)	(11)

EBITDA	$44,027	$9,558	$53,585	$5,954	$3,746	$9,700

Average per rig day worked:
Contract drilling revenue	$14,221	$43,502	$16,994	$10,042	$27,175	$12,647
EBITDA	5,510	11,433	6,071	1,181	4,144	1,631

(1) Turnkey operations include the results from turnkey and footage contracts.

Reconciliation of
Earnings before interest expense, taxes, depreciation
and amortization (EBITDA) to net income
(loss) applicable to common shares
(in thousands)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	June 30,
	2005 (projected)	March 31, 2005	December 31, 2004	March 31, 2004	December 31, 2004	December 31, 2003
Earnings before interest	$57,323	$53,585	$32,747	$9,700	$84,342	$30,770
Expense, taxes, depreciation, and amortization
Depreciation and Amortization	(14,746)	(14,302)	(13,995)	(12,972)	(55,329)	(50,521)
Interest expense	(2,775)	(2,599)	(2,485)	(6,166)	(14,759)	(27,832)
Total income tax (expense)/benefit	(14,926)	(13,640)	(5,738)	3,007	(6,176)	17,383

Net income (loss) applicable to common shares	$24,876	$23,044	$10,529	$(6,431)	$8,078	$(30,200)

GREY WOLF, INC.
10370 Richmond Avenue — Suite 600 — Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — APRIL 27, 2005

	March 31,	December 31,
	2005	2004
	(Unaudited)
	(In thousands)
Condensed Balance Sheet Data:
Cash and cash equivalents	$88,846	$71,710
Restricted cash	758	758
Other current assets	162,138	106,212

Total current assets	251,742	178,680
Net property and equipment	447,632	437,330
Other assets	19,396	19,866

Total assets	$718,770	$635,876

Current liabilities	$69,873	$60,584
Contingent convertible senior notes	275,000	275,000
Other long term liabilities	7,088	7,509
Deferred income taxes	104,479	55,301
Shareholders’ equity	262,330	237,482

Total liabilities and equity	$718,770	$635,876

GREY WOLF, INC.
10370 Richmond Avenue — Suite 600 — Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — APRIL 27, 2005

Computation of Earnings Per Share
(In thousands, except per share amounts)
(Unaudited)

A reconciliation of the numerators and denominators of the basic and diluted earnings per share computation is as follows:

	Three Months Ended
	March 31,
	2005	2004
Numerator:
Net income (loss)	$23,044	$(6,431)
Add interest expense on contingent convertible senior notes, net of related tax effects (1)	1,495	—

Adjusted net income — diluted	$24,539	$(6,431)

Denominator:
Weighted average common shares outstanding — basic	190,273	181,456

Effect of dilutive securities: (1)	1,614	—
Options — treasury stock method
Contingent convertible senior notes	42,457	—

Weighted average common shares outstanding — diluted	234,344	181,456

Earnings Per Share:
Basic	$0.12	$(0.04)

Diluted	$0.10	$(0.04)

(1) For periods where amounts are not shown, the appropriate security was either not outstanding or was not dilutive. Please see our latest 10-K for a description of our contingent convertible notes.

GREY WOLF, INC.
10370 Richmond Avenue — Suite 600 — Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com